Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

FIRM / AFFILIATE OFFICES
		Abu Dhabi	Moscow
August 8, 2011		Barcelona	Munich
		Beijing	New Jersey
		Boston	New York
		Brussels	Orange County
		Chicago	Paris
		Doha	Riyadh
		Dubai	Rome
		Frankfurt	San Diego
		Hamburg	San Francisco
DG FastChannel, Inc.		Hong Kong	Shanghai
750 W. John Carpenter Freeway		Houston	Silicon Valley
Suite 700		London	Singapore
Irving, Texas 75039		Los Angeles	Tokyo
		Madrid	Washington, D.C.
Milan

Re:	Registration Statement on Form S-8 for the	File No. 031297-0036
MediaMind Technologies Inc. 2007 Stock
Option and Incentive Plan; 1,200,000 shares of Common Stock, par value $0.001 per share.

Ladies and Gentlemen:

We have acted as counsel to DG FastChannel, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2011 of an aggregate of 1,200,000 shares of the Company’s common stock (the “Shares”) issuable pursuant to the stock options under the MediaMind Technologies Inc. 2007 Stock Option and Incentive Plan, as assumed by the Company (the “Assumed Plan”) pursuant to the terms and provisions of the Agreement and Plan of Merger, dated as of June 15, 2011, by and among the Company, DG Acquisition Corp. VII, a Delaware corporation and a wholly-owned subsidiary of the Company, and MediaMind Technologies Inc. (the “Merger Agreement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Assumed Plan, and assuming in each case that the individual issuances, grants or awards under the Assumed Plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Assumed Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, and the Shares will be fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP